UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 10, 2023
EMPIRE STATE REALTY TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36105	37-1645259
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
EMPIRE STATE REALTY OP, L.P.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36106	45-4685158
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 West 33rd Street,	12th Floor
New York,	New York	10120
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 687-8700
n/a
(Former name or former address, if changed from last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Empire State Realty Trust, Inc.
Class A Common Stock, par value $0.01 per share	ESRT	The New York Stock Exchange

Empire State Realty OP, L.P.
Series ES Operating Partnership Units	ESBA	NYSE Arca, Inc.
Series 60 Operating Partnership Units	OGCP	NYSE Arca, Inc.
Series 250 Operating Partnership Units	FISK	NYSE Arca, Inc.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 10, 2023, at the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Empire State Realty Trust, Inc. (the “Company”), the Board appointed Christina Van Tassell and Hannah Yang to the Board, each as an independent director, effective as of July 12, 2023, to serve until the next annual meeting of stockholders of the Company and until her successor is duly elected and qualifies. In connection with such appointments, the Board filled its current vacancy and increased its size from nine to ten members. Ms. Van Tassell will serve as a member of the Board’s Audit Committee and Nominating and Corporate Governance Committee, and Ms. Yang will serve as a member of the Board’s Finance Committee and Nominating and Corporate Governance Committee.

The Board has determined that each of Mses. Van Tassell and Yang qualifies as an independent director under the New York Stock Exchange (the “NYSE”) listing standards and the Company’s Corporate Governance Guidelines. Additionally, the Board has determined that Ms. Van Tassell is independent pursuant to the audit committee independence criteria contained in the rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is financially literate in accordance with the NYSE listing standards.

In connection with their service as directors, Mses. Van Tassell and Yang will be entitled to receive the same compensation as the Company’s other independent directors, the components of which are described under “Compensation of Directors” in the Company’s Proxy Statement for its 2023 annual meeting of stockholders as filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2023 and is incorporated herein by reference. Each of their annual cash compensation and equity awards will be pro-rated to the date of their appointment to the Board.

In addition, the Company expects to enter into indemnification agreements with Mses. Van Tassell and Yang substantially in the form of the indemnification agreement entered into with all other independent members of the Board. The indemnification agreement generally provides for the indemnification and advancement of expenses to a director to the maximum extent permitted by Maryland law for claims, suits or proceedings arising out of his or her service to the Company. The description of the indemnification agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Form of Indemnification Agreement, which was filed by the Company with the SEC on February 28, 2018 as Exhibit 10.22 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and is incorporated herein by reference.

There are no arrangements or understandings between Ms. Van Tassell or Ms. Yang and any other person pursuant to which they were appointed to serve as directors of the Company. There are no transactions in which Ms. Van Tassell or Ms. Yang has had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

Item 7.01	Regulation FD Disclosure.
A copy of the press release issued by the Company to announce the appointments of Mses. Van Tassell and Yang to the Board is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, unless it is specifically incorporated by reference therein.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 12, 2023.
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE STATE REALTY TRUST, INC. (Registrant)

Date: July 12, 2023	By:	/s/ Christina Chiu
	Name:	Christina Chiu
	Title:	EVP, Chief Operating Officer & Chief Financial Officer
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE STATE REALTY OP, L.P. (Registrant) By: Empire State Realty Trust, Inc., as general partner

Date: July 12, 2023	By:	/s/ Christina Chiu
	Name:	Christina Chiu
	Title:	EVP, Chief Operating Officer & Chief Financial Officer